Exhibit 99.10

PRELIMINARY PROXY CARD

Blue Acquisition Corp.

YOUR VOTE IS IMPORTANT

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BLUE ACQUISITION CORP.

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and the Proxy Statement/Prospectus (the “Proxy Statement”), and hereby appoints [Ketan Seth] and [David Bauer], and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting (the “Meeting”) of the shareholders of Blue Acquisition Corp., a Cayman Islands exempted company (“Blue”) to be held virtually on ___________, 2026, at ___ a.m. Eastern Time, accessible at [https://www.cstproxy.com/_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on _________, 2026, at ______ a.m. Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

BLUE ACQUISITION CORP.

THE BOARD OF DIRECTORS OF BLUE ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 15.

(1)	Proposal 1 - The Business Combination Proposal — to consider and vote on a proposal to approve, by ordinary resolution, the (1) Business Combination Agreement, dated as of November 19, 2025, as amended on March 19, 2026 (as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and among (i) Blue, (ii) Blockfusion Data Centers, Inc., a Delaware corporation (“Pubco”), (iii) Atlas I Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of Pubco (“Blue Merger Sub”), (iv) Atlas Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Blue Merger Sub, the “Merger Subs”) and (v) Blockfusion USA, Inc., a Delaware corporation (“Blockfusion” or the “Company”) (all of the transactions (the “Transactions”) contemplated by the Business Combination Agreement and ancillary agreements entered into in connection therewith, including the issuances of securities thereunder, the “Business Combination”) and (2) all of the Transactions comprising the Business Combination, including, without limitation, (a) the merger of Blue Merger Sub with and into Blue, with Blue continuing as the surviving corporation and a wholly-owned subsidiary of Pubco (the “Blue Merger”), (b) the merger of Company Merger Sub with and into Blockfusion, with Blockfusion continuing as the surviving corporation and a wholly-owned subsidiary of Pubco (the “Company Merger,” and together with the Blue Merger, the “Mergers”), (c) the issuance of Pubco securities in connection with the Transactions and (d) the delivery to the former security holders of Blockfusion (the “Company Security Holders”) of consideration under the Business Combination Agreement consisting of newly-issued Pubco securities, including shares of Pubco Class A common stock, par value $0.0001 per share (“Pubco Class A Common Stock”), shares of Pubco Class B common stock, par value $0.0001 per share (“Pubco Class B Common Stock”), options to purchase shares of Pubco Class A Common Stock (the “Assumed Options”) and warrants exercisable for shares of Pubco Class A Common Stock (the “Assumed Warrants”). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(2)	Proposal 2 - The Merger Proposal — to consider and vote on a proposal to authorize and approve, by special resolution, (i) the merger of Blue Merger Sub with and into Blue, with Blue continuing as the surviving entity and (ii) the plan of merger (the “Plan of Merger”) to be adopted in connection with the Blue Merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	Proposal 3 – The Charter Proposal – to consider and vote on a proposal to approve, by ordinary resolution, an amended and restated certificate of incorporation of Pubco (the “Proposed Charter”) in the form attached to the accompanying proxy statement/prospectus as Annex C, which will be effective as of the Closing, concurrent with which the amended and restated bylaws of Pubco (the “Proposed Bylaws”) in the form attached to the accompanying proxy statement/prospectus as Annex D, will also be adopted.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	Proposal 4-11 – The Organizational Documents Proposals – to consider and vote on eight separate non-binding advisory proposals to approve, by ordinary resolution, material differences between the Current Charter in effect prior to the Blue Merger and the terms and provisions to be set forth in the Proposed Charter and Proposed Bylaws of Pubco upon completion of the Business Combination in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”), specifically:

Advisory Proposal 4

To approve authorized capital stock of Pubco of 500,000,000 shares of Pubco Class A Common Stock, par value $0.0001 per share (the “Pubco Class A Common Stock”), 200,000,000 shares of Pubco Class B Common Stock, par value $0.0001 per share (the “Pubco Class B Common Stock” and together with the Pubco Class A Common stock, the “Pubco Common Stock”), and 300,000,000 shares of preferred stock, par value $0.0001 per share (the “Pubco Preferred Stock”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 5

To approve a provision that any or all of the directors of Pubco may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 66 2/3% of the voting power of all then-outstanding shares of capital stock of Pubco entitled to vote generally in the election of directors, voting together as a single class.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 6

To approve a provision that Pubco will not be governed by Section 203 of the Delaware General Corporation Law.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 7

To approve a provision that amendment of the Proposed Charter generally requires the approval of the board of directors of Pubco (the “Pubco Board”) and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class, with the exception of certain provisions that would require the affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of stock of the company entitled to vote thereon, voting as a single class.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 8

To approve a provision expressly authorizing the Pubco Board to make, alter, amend or repeal the Proposed Bylaws by an affirmative vote of a majority of the Pubco Board. The Proposed Bylaws may also be adopted, amended, altered or repealed by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock of the company entitled to vote generally in the election of directors, voting as a single class.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 9

To approve the removal of all of the provisions applicable only to blank check companies.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 10

To approve a provision providing for the automatic conversion of Pubco Class B Common Stock into Pubco Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition that is not a Permitted Transfer of such share or any legal or beneficial interest in such share.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Advisory Proposal 11

To approve a provision stating that holders of Pubco Class A Common Stock and Pubco Class B Common Stock will vote together as a single class on all matters, receive notice of meetings per the bylaws, and may vote as permitted under Delaware General Corporate Law, except where law, the Proposed Charter, or any Preferred Stock Designation provides otherwise. Under this proposal, each Class B share carries 20 votes and each Class A share carries 1 vote.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(12)	Proposal 12 – The Incentive Plan Proposal – to consider and vote on a proposal to approve, by ordinary resolution, the 2026 Stock Incentive Plan (the “Incentive Plan”) in the form attached to the accompanying proxy statement/prospectus as Annex E, which, if approved by the Blue shareholders and adopted by Pubco, will be available to Pubco on a go-forward basis from the Closing.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(13)	Proposal 13 – The Nasdaq Proposal – to consider and vote on a proposal to approve, by ordinary resolution, for the purposes of complying with the applicable provisions of Nasdaq Rule 5635, the issuance of Pubco Common Stock in connection with the Business Combination and the additional shares of Pubco Common Stock that will, upon Closing, be reserved for issuance pursuant to the Incentive Plan, to the extent such issuances would require shareholder approval under Nasdaq Rule 5635.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(14)	Proposal 14 – The Director Election Proposal – to consider and vote on a proposal, by ordinary resolution, to approve the election of nine (9) directors, effective upon the Closing, to serve on the Pubco Board until their respective successors are duly elected and qualified, or until such directors’ earlier death, resignation or removal.

Name

Alex Martini-Lo Manto
Kant Trivedi
Alberto Pontonio
Ketan Seth
Aber Whitcomb
Gustavo Mana
Paul Fiore General (Retired) Wesley Clark Alex Sapir

☐	FOR ALL	☐	WITHHOLD ALL	☐	FOR ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below_________________________.

(15)	Proposal 15 – The Adjournment Proposal – to consider and vote on a proposal to approve, by ordinary resolution, the adjournment of the Blue Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the Blue Board or the chairman of the Blue Extraordinary General Meeting.

☐	FOR	☐	AGAINST	☐	ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person, giving full title as such.